Registration No.............

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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                               ----------------

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                       Watson Wyatt & Company Holdings
            (Exact name of registrant as specified in its charter)

Delaware                                       52-2211537
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(State of incorporation or organization)       (IRS Employer Identification No.)


6707 Democracy Boulevard, Suite 800, Bethesda, MD                20817
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(Address of principal executive offices)                         (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. / /

Securities Act registration statement file number to which this form relates:
333-94973

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                    Name of each exchange on which
          to be so registered                    each class is to be registered


 Class A Common Stock, $0.01 par value              New York Stock Exchange
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Securities to be registered pursuant to Section 12(g) of the Act:

                    Title of each class to be so registered



                                       1
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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.
            -------------------------------------------------------

            A description of Watson Wyatt & Company Holdings class A common stock, par value $.01 per share, is set forth under the heading "Description of Capital Stock, Certificate of Incorporation and Bylaws" in its registration statement on Form S-3 (File No. 333-94973), as amended, filed with the Securities and Exchange Commission on September 14, 2000, including any form of prospectus contained in such registration statement filed under Rule 424(b) under the Securities Act of 1933, as amended. Such description of the class A common stock is incorporated by reference in this Item 1.

ITEM 2.     EXHIBITS.
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      1.    Form of Amended and Restated Certification of Incorporation of
            Watson Wyatt & Company Holdings (incorporated by reference from
            Exhibit 3.1 to the company's Registration Statement on Form S-3, as amended, File No. 333-94973, dated September 14, 2000).

      2. Form of Amended and Restated Bylaws of Watson Wyatt & Company Holdings (incorporated by reference from Exhibit 3.2 to the company's Registration Statement on Form S-3, as amended, File No. 333-94973, dated September 14, 2000).

      3. Specimen Certificate for Watson Wyatt & Company Holdings' class A common stock (incorporated by reference from Exhibit 4.1 to the company's Registration Statement on Form S-3, as amended, File No. 333-94973, dated September 14, 2000).



                                  SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         WATSON WYATT & COMPANY HOLDINGS



                                          By:  /s/ Walter W. Bardenwerper
                                               ----------------------------
                                               Name: Walter W. Bardenwerper
                                               Title: Vice President

Date:  October 4, 2000